UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              May 18, 2010

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

         of incorporation)                        File Number)            Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)   On May 18, 2010, Monmouth Real Estate Investment Corporation (the “Company”) advised the Nasdaq Stock Market, Inc. of the Company’s decision to transfer the listing of its common stock, par value $0.01 per share (the “Common Stock”) and its 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”) to the New York Stock Exchange (“NYSE”) from the Nasdaq Global Select Market and to delist the Common Stock and the Preferred Stock from Nasdaq. The Company received approval from the NYSE on May 14, 2010 of its listing of the Company’s Common Stock and Preferred Stock.  The Company anticipates that its Common Stock and Preferred Stock will begin trading on the NYSE on June 1, 2010 under the symbols “MNR” and “MNR – PRA”, respectively.  The Company’s Common Stock and Preferred Stock will continue to trade on Nasdaq until the market close on May 28, 2010.

A copy of the press release issued by the Company in connection with its move to the NYSE is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99.1   Press release dated May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Chief Financial and Accounting Officer

     Date        May 18, 2010